Exhibit 99.1

For Immediate Release

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES SECOND QUARTER 2008 RESULTS

Westlake Village, CA – July 31, 2008 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the second quarter ended June 30, 2008.

•	Revenue of $163.8 million was one percent below the low end of the $166 to $170 million guidance range issued on May 6, and within the $163 to $164 million range provided in the Company’s July 17 preliminary results press release;

•	Adjusted-EBITDA[1]of $43.5 million was above the $40 to $42 million guidance range issued on May 6; and

•	Diluted net income per common share of $0.17 was above the high end of the $0.15 to $0.16 guidance range issued on May 6.

“While increased macroeconomic uncertainty makes revenue growth more challenging for the second half of the year, we are taking meaningful steps to preserve margins and drive long-term growth and shareholder value,” said Tom Vadnais, chief executive officer of ValueClick. “We are accelerating initiatives to increase synergies among our businesses, and we have been active in our stock repurchase program since our July 17 pre-announcement. We believe ValueClick’s long-term prospects are bright, and we are committing resources to realize the opportunities in front of us while driving bottom line results.”

Second Quarter 2008 Results
Revenue for the second quarter of 2008 was $163.8 million, an increase of $15.2 million, or 10 percent, from $148.7 million for the second quarter of 2007. Second quarter 2008 results include three months of operations from MeziMedia, which was acquired in July 2007.

Income before income taxes for the second quarter of 2008 was $29.3 million compared to $29.4 million for the second quarter of 2007. Amortization of intangible assets increased to $7.8 million for the second quarter of 2008 from $5.5 million for the second quarter of 2007, primarily due to the impact of the MeziMedia acquisition. Adjusted-EBITDA for the second quarter of 2008 was $43.5 million, an increase of 12 percent compared to $38.8 million for the second quarter of 2007.

Net income for the second quarter of 2008 was $16.5 million, or $0.17 per diluted common share, compared to $17.6 million, or $0.17 per diluted common share, for the second quarter of 2007.

The consolidated balance sheet as of June 30, 2008 includes $191 million in cash, cash equivalents and marketable securities, $706 million in total stockholders’ equity and no long-term debt.

Stock Repurchase Program Update
Today, ValueClick also provided an update on its Stock Repurchase Program. Year-to-date through July 30, the Company has repurchased approximately 10.6 million shares for $134.2 million, including 7.4 million shares repurchased for $79.5 million since the Company’s July 17 announcement of preliminary results for the second quarter of 2008 and revised fiscal year 2008 guidance. As of July 30, up to $21.8 million of ValueClick’s capital may be used to repurchase shares of the Company’s common stock under the Stock Repurchase Program.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, income taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of stock awards granted, the assumptions used in stock award valuation and other factors. Actual income tax expense may differ from these estimates based on tax planning, changes in tax accounting rules and laws, and other factors.

ValueClick is reiterating the fiscal year 2008 guidance ranges, issued previously on July 17, 2008. The fiscal year 2008 guidance is as follows:

Fiscal Year 2008	Guidance
Revenue	$655-$675 million
Adjusted-EBITDA	$172-$176 million
Adjusted-EBITDA Margin at Mid-Point of Guidance Ranges	26.2%
Diluted net income per common share	$0.69-$0.71

Fiscal year 2008 diluted net income per common share guidance includes the impact of approximately $0.15 per diluted common share for stock-based compensation expense and assumes a 42.5 percent effective tax rate.

The mid-point of updated fiscal year 2008 revenue guidance reflects the following year-over-year revenue growth rates per segment:

Fiscal Year 2008 Revenue Guidance by Segment	Year-Over-Year Growth
Affiliate Marketing[2] (excludes Search123)	+8%
Comparison Shopping and Search (includes Search123)	+19% pro-forma
Technology	+18%
Media, Total	-18%
Display advertising	Low single digit increase
Lead generation	High 20% decrease

Additionally, ValueClick is announcing guidance for the third quarter of 2008:

Third Quarter 2008	Guidance
Revenue	$150-$156 million
Adjusted-EBITDA	$37-$40 million
Diluted net income per common share	$0.14-$0.15

Third quarter 2008 guidance for diluted net income per common share includes a reduction of $0.04 per diluted common share for stock-based compensation expense and assumes a 42.5 percent net effective income tax rate.

2 The Company announced on a May 6, 2008 conference call that, starting with second quarter 2008 financial results, it would reclassify the Search123 business from the Affiliate Marketing segment to the Comparison Shopping segment, and rename the Comparison Shopping segment “Comparison Shopping and Search.” Search123 generated approximately $21 million in revenue in 2007, and updated guidance anticipates 2008 revenue for Search123 of approximately $17 million.

Conference Call Today at 4:30 p.m. ET
Tom Vadnais, chief executive officer, and John Pitstick, chief financial officer, will present an overview of the results and other factors affecting ValueClick’s financial performance for the second quarter during a conference call and webcast on July 31, 2008 at 4:30PM ET. Investors and analysts may obtain the dial-in information through StreetEvents (www.streetevents.com).

The live Webcast of the conference call will be available on the Investor Relations section of www.valueclick.com. A replay of the conference call will be available through August 7 at (888) 203-1112 and (719) 457-0820 (pass code: 1770349). An archive of the Webcast will also be available through August 7.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing services companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, Smarter.com, CouponMountain.com, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company’s performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on February 29, 2008; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$101,274	$82,767
Marketable securities	59,478	170,691
Accounts receivable, net	111,739	126,605
Other current assets	27,902	18,785

Total current assets	300,393	398,848
Marketable securities, less current portion	30,350	34,059
Property and equipment, net	19,000	19,357
Goodwill	440,764	439,532
Intangible assets, net	98,090	112,979
Other assets	11,305	6,247

TOTAL ASSETS	$899,902	$1,011,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$111,989	$219,199
Non-current liabilities	81,446	81,890

Total liabilities	193,435	301,089
Total stockholders’ equity	706,467	709,933

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$899,902	$1,011,022

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended June 30,
	(Unaudited)
	(Note 1)
	2008	2007

Revenue	$163,831	$148,676
Cost of revenue	51,702	49,057

Gross profit	112,129	99,619
Operating expenses:
Sales and marketing (Note 2)	46,097	42,194
General and administrative (Note 2)	20,222	17,200
Technology (Note 2)	10,164	8,735
Amortization of intangible assets acquired in business combinations	7,779	5,470

Total operating expenses	84,262	73,599

Income from operations	27,867	26,020
Interest income and other, net	1,413	3,375

Income before income taxes	29,280	29,395
Income tax expense	12,791	11,767

Net income	$16,489	$17,628

Basic net income per common share	$0.17	$0.18

Weighted-average shares used to compute basic net income per common share	95,363	100,038

Diluted net income per common share	$0.17	$0.17

Weighted-average shares used to compute diluted net income per common share	96,133	101,623

Note 1 – The condensed consolidated statements of operations include the results of MeziMedia from the acquisition consummation date (July 30, 2007). Had this transaction been completed as of January 1, 2007, on an unaudited pro forma basis, revenue would have been $166.0 million, and net income would have been $18.3 million, or $0.18 per diluted common share, for the three-month period ended June 30, 2007. These unaudited pro forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had this transaction occurred on January 1, 2007, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation expense as follows:

	Three-month Period
	Ended June 30,
	(Unaudited)
	2008	2007
Sales and marketing	$1,716	$1,296
General and administrative	2,947	2,981
Technology	665	643

Total stock-based compensation expense	$5,328	$4,920

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six-month Period
	Ended June 30,
	(Unaudited)
	(Note 1)
	2008	2007

Revenue	$339,865	$305,600
Cost of revenue	106,815	96,104

Gross profit	233,050	209,496
Operating expenses:
Sales and marketing (Note 2)	97,798	90,646
General and administrative (Note 2)	41,876	34,741
Technology (Note 2)	20,127	17,662
Amortization of intangible assets acquired in business combinations	15,539	11,241

Total operating expenses	175,340	154,290

Income from operations	57,710	55,206
Interest income and other, net	4,464	6,314

Income before income taxes	62,174	61,520
Income tax expense	26,518	25,258

Net income	$35,656	$36,262

Basic net income per common share	$0.37	$0.36

Weighted-average shares used to compute basic net income per common share	96,543	99,801

Diluted net income per common share	$0.37	$0.36

Weighted-average shares used to compute diluted net income per common share	97,345	101,331

Note 1 – The condensed consolidated statements of operations include the results of MeziMedia from the acquisition consummation date (July 30, 2007). Had this transaction been completed as of January 1, 2007, on an unaudited pro forma basis, revenue would have been $342.2 million, and net income would have been $38.3 million, or $0.38 per diluted common share, for the six-month period ended June 30, 2007. These unaudited pro forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had this transaction occurred on January 1, 2007, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation expense as follows:

	Six-month Period
	Ended June 30,
	(Unaudited)
	2008	2007
Sales and marketing	$3,398	$2,324
General and administrative	6,403	5,065
Technology	1,316	1,169

Total stock-based compensation expense	$11,117	$8,558

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended June 30,
	(Unaudited)
	2008	2007
Net income	$16,489	$17,628
Less interest income and other, net	(1,413)	(3,375)
Plus provision for income taxes	12,791	11,767
Plus amortization of intangible assets acquired in business combinations	7,779	5,470
Plus depreciation and leasehold amortization	2,552	2,343
Plus stock-based compensation	5,328	4,920

Adjusted-EBITDA	$43,526	$38,753

	Six-month Period
	Ended June 30,
	(Unaudited)
	2008	2007
Net income	$35,656	$36,262
Less interest income and other, net	(4,464)	(6,314)
Plus provision for income taxes	26,518	25,258
Plus amortization of intangible assets acquired in business combinations	15,539	11,241
Plus depreciation and leasehold amortization	5,126	4,777
Plus stock-based compensation	11,117	8,558

Adjusted-EBITDA	$89,492	$79,782

Note 1 – “Adjusted-EBITDA” (earnings before interest, income taxes, depreciation, amortization, and stock-based compensation) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation expense which are not directly attributable to the underlying performance of the Company’s business operations. Management uses adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

VALUECLICK, INC.
SEGMENT OPERATING RESULTS
(In thousands)

	Three-month Period Ended June 30,		Six-month Period Ended
	(Unaudited)		June 30,
			(Unaudited)
	2008	2007	2008	2007
Media:
Revenue	$79,319	$100,937	$158,672	$209,359
Cost of revenue	34,527	39,885	71,010	78,417

Gross profit	44,792	61,052	87,662	130,942
Operating expenses	26,427	37,072	53,296	81,168

Segment income from operations	$18,365	$23,980	$34,366	$49,774

Comparison Shopping and Search:
Revenue	$45,439	$13,383	$102,511	$26,602
Cost of revenue	11,800	5,269	25,587	9,630

Gross profit	33,639	8,114	76,924	16,972
Operating expenses	23,145	6,344	51,229	13,634

Segment income from operations	$10,494	$1,770	$25,695	$3,338

Affiliate Marketing:
Revenue	$29,827	$27,041	$61,027	$55,228
Cost of revenue	4,527	3,249	8,726	6,186

Gross profit	25,300	23,792	52,301	49,042
Operating expenses	10,837	9,619	22,120	18,943

Segment income from operations	$14,463	$14,173	$30,181	$30,099

Technology:
Revenue	$10,070	$7,768	$19,348	$15,238
Cost of revenue	1,515	1,434	2,922	2,886

Gross profit	8,555	6,334	16,426	12,352
Operating expenses	4,068	3,410	8,162	6,849

Segment income from operations	$4,487	$2,924	$8,264	$5,503

Total segment income from operations	$47,809	$42,847	$98,506	$88,714
Corporate expenses	(6,835)	(6,437)	(14,140)	(13,709)
Stock-based compensation	(5,328)	(4,920)	(11,117)	(8,558)
Amortization of intangible assets	(7,779)	(5,470)	(15,539)	(11,241)

Consolidated income from operations	$27,867	$26,020	$57,710	$55,206

Reconciliation of segment revenue to consolidated revenue:
Media	$79,319	$100,937	$158,672	$209,359
Comparison Shopping and Search	45,439	13,383	102,511	26,602
Affiliate Marketing	29,827	27,041	61,027	55,228
Technology	10,070	7,768	19,348	15,238
Inter-segment eliminations	(824)	(453)	(1,693)	(827)

Consolidated revenue	$163,831	$148,676	$339,865	$305,600

VALUECLICK, INC.
SEGMENT OPERATING RESULTS (Note 1)
(Prior periods restated for the reclassification of Search123 from the Affiliate Marketing segment and into the Comparison Shopping segment in the second quarter of 2008. Amounts in thousands)

	Three-month Period Ended (Unaudited)
	March 31,	June 30,	September 30,	December 31,
	2006	2006	2006	2006
Media:
Revenue	$79,385	$93,542	$98,399	$111,647
Cost of revenue	33,736	36,240	31,718	39,763

Gross profit	45,649	57,302	66,681	71,884
Operating expenses	27,054	34,416	42,296	43,557

Segment income from operations	$18,595	$22,886	$24,385	$28,327

Comparison Shopping and Search:
Revenue	$7,804	$8,769	$9,669	$13,523
Cost of revenue	1,871	2,323	3,049	4,013

Gross profit	5,933	6,446	6,620	9,510
Operating expenses	5,917	5,526	5,304	6,460

Segment income from operations	$16	$920	$1,316	$3,050

Affiliate Marketing:
Revenue	$24,604	$22,325	$23,598	$28,042
Cost of revenue	2,533	2,451	2,737	2,925

Gross profit	22,071	19,874	20,861	25,117
Operating expenses	8,319	7,664	8,474	7,786

Segment income from operations	$13,752	$12,210	$12,387	$17,331

Technology:
Revenue	$5,775	$5,728	$6,525	$7,686
Cost of revenue	1,325	1,325	1,374	1,372

Gross profit	4,450	4,403	5,151	6,314
Operating expenses	3,082	3,130	3,245	3,239

Segment income from operations	$1,368	$1,273	$1,906	$3,075

Total segment income from operations	$33,731	$37,289	$39,994	$51,783
Corporate expenses	(8,612)	(3,476)	(6,743)	(8,101)
Stock-based compensation	(3,320)	(3,196)	(2,992)	(2,432)
Amortization of intangible assets	(5,655)	(5,450)	(5,462)	(5,234)

Consolidated income from operations	$16,144	$25,167	$24,797	$36,016

Reconciliation of segment revenue to consolidated revenue:
Media	$79,385	$93,542	$98,399	$111,647
Comparison Shopping and Search	7,804	8,769	9,669	13,523
Affiliate Marketing	24,604	22,325	23,598	28,042
Technology	5,775	5,728	6,525	7,686
Inter-segment eliminations	(281)	(336)	(326)	(462)

Consolidated revenue	$117,287	$130,028	$137,865	$160,436

Note 1 – Starting with second quarter 2008 results, ValueClick has reclassified its Search123 business from the Affiliate Marketing segment and into the Comparison Shopping segment, and renamed the Comparison Shopping segment “Comparison Shopping and Search.” For comparative information purposes, the Company has included reclassified historical segment financial performance.

VALUECLICK, INC.
SEGMENT OPERATING RESULTS (Note 1)
(Prior periods restated for the reclassification of Search123 from the Affiliate Marketing segment and into the Comparison Shopping segment in the second quarter of 2008. Amounts in thousands)

	Three-month Period Ended (Unaudited)
	March 31,	June 30,	September 30,	December 31,
	2007	2007	2007	2007
Media:
Revenue	$108,422	$100,937	$85,602	$91,774
Cost of revenue	38,532	39,885	35,130	41,220

Gross profit	69,890	61,052	50,472	50,554
Operating expenses	44,096	37,072	33,269	30,957

Segment income from operations	$25,794	$23,980	$17,203	$19,597

Comparison Shopping and Search:
Revenue	$13,219	$13,383	$35,703	$50,401
Cost of revenue	4,361	5,269	11,363	12,702

Gross profit	8,858	8,114	24,340	37,699
Operating expenses	7,290	6,344	16,129	26,741

Segment income from operations	$1,568	$1,770	$8,211	$10,958

Affiliate Marketing:
Revenue	$28,187	$27,041	$27,836	$32,913
Cost of revenue	2,937	3,249	3,115	3,677

Gross profit	25,250	23,792	24,721	29,236
Operating expenses	9,324	9,619	10,208	10,647

Segment income from operations	$15,926	$14,173	$14,513	$18,589

Technology:
Revenue	$7,470	$7,768	$8,215	$9,085
Cost of revenue	1,452	1,434	1,393	1,486

Gross profit	6,018	6,334	6,822	7,599
Operating expenses	3,439	3,410	3,388	3,902

Segment income from operations	$2,579	$2,924	$3,434	$3,697

Total segment income from operations	$45,867	$42,847	$43,361	$52,841
Corporate expenses	(7,272)	(6,437)	(5,714)	(10,865)
Stock-based compensation	(3,638)	(4,920)	(4,594)	(5,335)
Amortization of intangible assets	(5,771)	(5,470)	(6,726)	(7,982)

Consolidated income from operations	$29,186	$26,020	$26,327	$28,659

Reconciliation of segment revenue to consolidated revenue:
Media	$108,422	$100,937	$85,602	$91,774
Comparison Shopping and Search	13,219	13,383	35,703	50,401
Affiliate Marketing	28,187	27,041	27,836	32,913
Technology	7,470	7,768	8,215	9,085
Inter-segment eliminations	(374)	(453)	(464)	(1,049)

Consolidated revenue	$156,924	$148,676	$156,892	$183,124

Note 1 – Starting with second quarter 2008 results, ValueClick has reclassified its Search123 business from the Affiliate Marketing segment and into the Comparison Shopping segment, and renamed the Comparison Shopping segment “Comparison Shopping and Search.” For comparative information purposes, the Company has included reclassified historical segment financial performance.